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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Adamas Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Adamas Pharmaceuticals, Inc.
1900 Powell Street, Suite 750
Emeryville, California 94608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2015

To the Stockholders of Adamas Pharmaceuticals, Inc.:

        The 2015 Annual Meeting of Stockholders, or the 2015 Annual Meeting, of Adamas Pharmaceuticals, Inc., a Delaware corporation, or the Company, will be held on May 14, 2015 at 8:00 a.m. local time at the Hilton Garden Inn, 1800 Powell Street, Emeryville, California 94608 for the following purposes:

  1.
  To elect three Class I directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are elected;

  2.
  To ratify the selection of PricewaterhouseCoopers, LLC as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015; and

  3.
  To transact such other business as may properly come before the 2015 Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders who owned the Company's common stock at the close of business on the record date, March 18, 2015, may vote at the 2015 Annual Meeting or any adjournments that take place.

        We have elected to provide our proxy materials to our stockholders over the Internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials, or the Notice, but not a paper copy of our proxy statement and our 2014 Annual Report to Stockholders. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2014 Annual Report to Stockholders and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

        You are cordially invited to attend the 2015 Annual Meeting in person. Whether or not you plan to attend the 2015 Annual Meeting, please vote as soon as possible. You may vote over the Internet or by a toll-free telephone number. If, however, you requested to receive paper proxy materials, then you may vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder of record attending the 2015 Annual Meeting may vote in person, even if the stockholder has already returned a proxy card or voting instruction card.

        Our Board of Directors recommends that you vote "FOR" the election of the director nominees named in Proposal No. 1 of the proxy statement and "FOR" the ratification of the appointment of PricewaterhouseCoopers, LLC as our independent registered public accounting firm as described in Proposal No. 2 of the proxy statement.

By Order of the Board of Directors:
Grace U. Shin Corporate Secretary
Emeryville, California March 30, 2015

i

Adamas Pharmaceuticals, Inc.
1900 Powell Street, Suite 750
Emeryville, California 94608

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2015

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2015

        This proxy statement and our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, are available at our website at http://ir.adamaspharma.com/annuals-proxies.cfm and www.proxyvote.com.

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these proxy materials?

        We have made these proxy materials available to you on the Internet or, upon your request, have delivered paper proxy materials to you, because the Board of Directors of Adamas Pharmaceuticals, Inc., or the Company, is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders, or the 2015 Annual Meeting, or any adjournments that take place. The 2015 Annual Meeting will be held on May 14, 2015 at 8:00 a.m. local time at the Hilton Garden Inn, 1800 Powell Street, Emeryville, California 94608. As a stockholder, you are invited to attend the 2015 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2015 Annual Meeting to vote.

What is included in the proxy materials?

        The proxy materials include:

  •
  This proxy statement, which includes information regarding the proposals to be voted on at the 2015 Annual Meeting, the voting process, corporate governance, the compensation of our directors and certain executive officers, and other required information;

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  Our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

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  The proxy card or a voting instruction card for the 2015 Annual Meeting.

The proxy materials are being mailed, or made available to stockholders on the Internet, on or about March 30, 2015.

Why did I receive a Notice of Internet Availability of Proxy Materials, or the Notice, in the mail instead of a complete set of paper proxy materials?

        We have elected to provide our proxy materials to our stockholders over the Internet as permitted by the rules of the U.S. Securities and Exchange Commission, or SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet, and how to request a paper copy of the proxy materials. All stockholders who have previously elected to receive a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail until the stockholder terminates such election.

Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

        We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Who can vote at the 2015 Annual Meeting?

        Only stockholders of record at the close of business on March 18, 2015 will be entitled to vote at the 2015 Annual Meeting. On this record date, there were 17,705,406 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If, at the close of business on March 18, 2015, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the 2015 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2015 Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, at the close of business on March 18, 2015, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2015 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2015 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the 2015 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals are scheduled for a vote?

        There are two proposals scheduled for a vote at the 2015 Annual Meeting:

  •
  Proposal No. 1—To elect three Class I directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are elected; and

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  Proposal No. 2—To ratify the selection of PricewaterhouseCoopers LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

How do I vote?

        For Proposal No. 1, you may either vote "FOR" all nominees to the board of directors or you may "WITHHOLD" your vote for any nominee you specify. For Proposal No. 2, you may either vote "FOR" or "AGAINST" or you may abstain from voting.

        The procedures for voting are as follows:

        Stockholder of Record: Shares Registered in Your Name

          If you are a stockholder of record, you may vote in person at the 2015 Annual Meeting or vote by proxy by telephone or Internet or by mail. Whether or not you plan to attend the 2015 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2015 Annual Meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person.  You may attend the 2015 Annual Meeting and we will give you a ballot when you arrive. If you need directions to the meeting, please visit http://ir.adamaspharma.com/annuals-proxies.cfm.

  •
  To vote by proxy by telephone or Internet.  If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

  •
  To vote by proxy by mail.  If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

        Beneficial Owner: Shares Registered in the Name of a Broker or Bank

          If you are a beneficial owner of shares registered in the name of your broker, bank, dealer, or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or other agent. To vote in person at the 2015 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I vote my shares by completing and returning the Notice?

        No. The Notice will, however, provide instructions on how to vote by telephone, by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the 2015 Annual Meeting.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of the Company's common stock you owned as of March 18, 2015.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "FOR" the election of each nominee for director (Proposal No. 1) and "FOR" the ratification of the selection of PricewaterhouseCoopers, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015 (Proposal No. 2). If any other matter is properly presented at the 2015 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We are making this solicitation and will pay for the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the 2015 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of four ways:

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  You may submit another properly completed proxy with a later date.

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  You may send a timely written notice that you are revoking your proxy to the Company's Corporate Secretary, Adamas Pharmaceuticals, Inc., 1900 Powell Street, Suite 750, Emeryville, CA 94608.

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  You may attend the 2015 Annual Meeting and vote in person. Simply attending the 2015 Annual Meeting will not, by itself, revoke your proxy.

  •
  You may grant a subsequent proxy by telephone or through the Internet.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present or represented by proxy at the 2015 Annual Meeting. On the record date, there were 17,705,406 shares outstanding and entitled to vote. Accordingly, the holders of 8,852,704 shares, or their proxies, must be represented at the 2015 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2015 Annual Meeting only if you vote in person at the meeting, or you submit a valid proxy vote.

        Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present and entitled to vote at the meeting in person or represented by proxy may adjourn the 2015 Annual Meeting to another date.

How are votes counted?

        Votes will be counted by the Inspector of Elections appointed for the 2015 Annual Meeting. The Inspector of Elections will separately count "FOR," "WITHOLD," and broker non-votes, if any, for Proposal No. 1 (the election of directors) and "FOR" and "AGAINST" votes, abstentions, and broker non-votes, if any, for Proposal No. 2 (the ratification of the selection of PricewaterhouseCoopers, LLC as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2015).

        If your shares are held by your broker or other agent as your nominee (that is, held beneficially in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to "routine" matters (as described below).

What are "broker non-votes"?

        If you hold shares beneficially in "street name" and do not provide your broker with voting instructions your shares may constitute "broker non-votes." Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner. These matters are referred to as "non-routine" matters. Proposal No. 1 to elect directors is a "non-routine" matter, but Proposal No. 2 to ratify the selection of PricewaterhouseCoopers, LLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 is a "routine" matter. Broker non-votes will not be counted toward the vote total for any proposal at the 2015 Annual Meeting.

How many votes are needed to approve each proposal?

  •
  Proposal No. 1—To elect three Class I directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are elected. The three nominees receiving the most "FOR" votes (from the votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non-votes will not be counted towards the vote total for this proposal.

  •
  Proposal No. 2—To ratify the selection of PricewaterhouseCoopers, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015. "FOR" votes from the holders of a majority of the shares cast (excluding abstentions and broker non-votes) are required to approve this proposal. Because Proposal No. 2 is considered a "routine" matter, no broker non-votes are expected in connection with this proposal.

How can I find out the results of the voting at the 2015 Annual Meeting?

        We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2015 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

When are stockholder proposals due for next year's annual meeting?

        If you wish to submit a stockholder proposal or nominate a director at the 2016 Annual Meeting of Stockholders that is not to be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify the Company's Corporate Secretary in writing between January 14, 2016 and February 13, 2016. However, if the date of the 2016 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 14, 2016, then you must give notice no earlier than the 120 day prior to but not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Board of Directors recommends you vote for the election of our Class I directors, William Ericson, Martha Demski, and Ivan Lieberburg, M.D., Ph.D. Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the Board of Directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director's successor is elected and qualified, or until such director's earlier death, resignation, or removal.

        Our Board of Directors currently consists of eight directors and no vacancies, divided into the three following classes:

  •
  The Class I directors are William Ericson, Martha Demski, and Ivan Lieberburg, M.D., Ph.D., and their terms will expire at the 2015 Annual Meeting;

  •
  The Class II directors are Gregory Went, Ph.D., Sara Grootwassink Lewis, and Richard Booth, and their terms will expire at the 2016 Annual Meeting of Stockholders; and

  •
  The Class III directors are David Mahoney and John MacPhee, and their terms will expire at the 2017 Annual Meeting of Stockholders.

        Our current Class I directors have been nominated to serve as Class I directors and have agreed to stand for election. If the nominees for Class I directors are elected at the 2015 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2018 Annual Meeting of Stockholders, or until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

        Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted "FOR" the election of the three nominees for Class I above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by the Company's management or the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. Our Board of Directors and management encourage each nominee for director and each continuing director to attend the 2015 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 1.

        The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board's overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief following biographies below include the specific and particular experience, qualifications, attributes, or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee.

        Mr. Ericson was appointed as a director by our Board of Directors pursuant to the terms of a voting agreement with our investors in effect at the time giving certain investors the right to designate persons to become directors, with MDV VII, L.P. designating Mr. Ericson as its designee for appointment to the Board.

CLASS I NOMINEES FOR DIRECTOR—To be elected for a three-year term expiring at the 2018 Annual Meeting of Stockholders

        William Ericson.    Mr. Ericson, age 56, has served as a member of our Board of Directors since 2005. Mr. Ericson has been a General Partner at Mohr Davidow Ventures LP, or MDV, a venture capital firm, since 2000, and has served as Managing Partner since 2008. Prior to joining MDV, Mr. Ericson founded and operated Venture Law Group LLP's Seattle office from 1996 to 2000. Mr. Ericson currently serves as a member of the board of directors of Pacific Biosciences of California, Inc., a publicly traded gene sequencing company, Rocket Fuel Inc., a publicly traded digital advertising company, Northwestern University School of Law, and a number of MDV's privately held portfolio companies. Mr. Ericson holds a B.S.F.S. from the School of Foreign Service at Georgetown University and a J.D. from Northwestern University School of Law. We believe Mr. Ericson's extensive experience in finance and service as a board member of public companies in the technology and life sciences industries and his training as a securities lawyer qualifies him to serve on our Board of Directors.

        Martha Demski.    Ms. Demski, age 62, has served as a member of our Board of Directors since March 2014. Since April 2013, Ms. Demski has served as Senior Vice President, Chief Financial Officer and Corporate Secretary of Ajinomoto Althea, Inc., a fully-integrated contract development and manufacturing organization. From August 2011 to April 2013, Ms. Demski served as Senior Vice President and Chief Financial Officer of Althea Technologies, Inc. From July 2008 to December 2010, Ms. Demski served as the Interim Chief Operating Officer and Chief Financial Officer of the Sidney Kimmel Cancer Center (SKCC), a non-profit corporation engaged in biomedical research, which voluntarily filed for Chapter 11 bankruptcy in 2009. From April 2006 to May 2008, Ms. Demski served as Senior Vice President of U.S. Trust. Ms. Demski currently serves as a member of the board of directors and chair of the audit committees of both Chimerix, Inc., and Neothetics, Inc., publicly traded biopharmaceutical companies. From 2005 to July 2008, Ms. Demski served on the Board of Trustees at SKCC, as well as chair of both the audit and governance and nominating committees. From December 1988 to June 2004, Ms. Demski served as Vice President, Chief Financial Officer, Treasurer and Secretary of Vical Incorporated, a publicly traded biopharmaceutical company. Ms. Demski holds a B.A. from Michigan State University and M.B.A. from The University of Chicago Booth School of Business. We believe that Ms. Demski's more than 30 years' experience in the fields of finance and biotechnology, as well her experience as a chief financial officer of a publicly traded company and her experience in conducting financing transactions qualifies her to serve on our Board of Directors.

        Ivan Lieberburg, M.D., Ph.D.    Dr. Lieberburg, age 65, has served as a member of our Board of Directors since 2004. Dr. Lieberburg has been a member of the Tavistock Group, a private equity firm, since 2009 where he concentrates on health care and life sciences investment opportunities. From 1987 to 2009, Dr. Lieberburg was employed by Elan Pharmaceuticals, Inc. (formerly Athena Neurosciences, Inc.), where his most recent roles were as Executive Vice President, Corporate Office of Technology and Chief Medical Officer. Dr. Lieberburg holds an A.B. in Biology from Cornell University, a Ph.D. in Neurobiology from The Rockefeller University, and an M.D. from the University of Miami Leonard M. Miller School of Medicine. Dr. Lieberburg is board certified in internal medicine and endocrinology/metabolism. We believe Dr. Lieberburg's executive experience in the life sciences industry and his medical training qualifies him to serve on our Board of Directors.

CLASS II DIRECTORS—To continue in office until the 2016 Annual Meeting of Stockholders

        Gregory Went, Ph.D.    Dr. Went, age 51, has served as our Chief Executive Officer and Chairman of our Board of Directors since our inception in 2000. Previously, Dr. Went co-founded CuraGen Corporation in 1992, where he served as an Executive Vice President and director from 1996 to 1999. Dr. Went also has served as a director of Angelica Therapeutics, Inc., a biotechnology company, since 2006. Dr. Went holds a Ph.D. in Chemical Engineering from the University of California, Berkeley and a B.S. in Chemical Engineering from Carnegie Mellon University. We believe Dr. Went's extensive knowledge of our company, the pharmaceutical industry, and our competitors qualifies him to serve on our Board of Directors.

        Sara Grootwassink Lewis.    Ms. Grootwassink Lewis, age 47, has served as a member of our Board of Directors since March 2014. She is a private investor and Chief Executive Officer of Lewis Corporate Advisors, LLC, a capital markets and board advisory firm. From May 2002 to February 2009, Ms. Grootwassink Lewis served as the Chief Financial Officer of Washington Real Estate Investment Trust, and from December 2001 to May 2002 she served as Managing Director, Finance and Capital Markets. Ms. Grootwassink Lewis currently serves as a member of the board of directors of CapitalSource Inc., a publicly traded commercial finance company, where she serves as the chairman of the audit committee, chairman of the nominating and corporate governance committee and a member of the compensation committee. Ms. Grootwassink Lewis currently serves on the board of directors and serves as the chairman of the audit committee and serves on the nominating/corporate governance committee of PS Business Parks, Inc., a publicly traded owner, operator and developer of commercial properties. Ms. Grootwassink Lewis currently serves as a member of the board of directors and on the audit committee of Plum Creek Timber Company, Inc., a publicly traded company and one of the largest landowners in the nation. Ms. Grootwassink Lewis also serves as a member of the board, a member of the management resources committee and a member of the governance, nominating and investment committee of Sun Life Financial, Inc., a publicly traded company and leading international financial services organization. Ms. Grootwassink Lewis served as a member of the board of directors of CapitalSource Inc., a publicly traded commercial finance company until its acquisition in 2014. She served as the chairman of the audit committee, chairman of the nominating and corporate governance committee and a member of the compensation committee. Ms. Grootwassink Lewis has been appointed to the Public Company Accounting Oversight Board Standing Advisory Group for a term through 2017. Ms. Grootwassink Lewis holds a B.S. in Finance from the University of Illinois, Urbana-Champaign. We believe that Ms. Grootwassink Lewis' experience as a Chief Financial Officer of a publicly traded company, qualification as a chartered financial analyst, extensive experience in corporate finance and strong strategic planning and accounting skills qualifies her to serve on our Board of Directors.

        Richard Booth.    Mr. Booth, age 68, has served as a member of our Board of Directors since January 2014. Mr. Booth serves on the board of directors of The Hanover Insurance Group, Inc., a property and casualty insurance company, and Sun Life Financial Inc., an insurance and financial services company. He is also a trustee of Eversource Energy (formerly Northeast Utilities), a utility company, and serves on the boards of directors of several privately-held organizations. From July 2009, to February 2015, Mr. Booth has served as the Vice Chairman of Guy Carpenter & Company, LLC, a global risk management and reinsurance specialist and a wholly owned subsidiary of Marsh & McLennan Companies, Inc. From June 2008 to March 2009, Mr. Booth served as a corporate officer, and from October 2008 to March 2009, as Vice Chairman, Transition Planning and Chief Administrative Officer, of American International Group, Inc., an insurance and financial services company. From 2000 to 2009, Mr. Booth served as Chairman of HSB Group, Inc., a specialty insurer and reinsurer, also serving as its President and Chief Executive Officer from 2000 to 2007. Mr. Booth is a senior adviser to Century Capital Management. From 2004 to 2008, Mr. Booth was a member of the Financial Accounting Standards Advisory Council. Mr. Booth is a member of the American Institute of Certified Public Accountants. Mr. Booth received B.S. and M.S. degrees from the University of Hartford. We believe Mr. Booth's extensive experience in business and management, including, in particular, strategic planning, capital and financial markets, accounting, and financial reporting, qualifies him to serve on our Board of Directors.

CLASS III DIRECTORS—To continue in office until the 2017 Annual Meeting of Stockholders

        David Mahoney.    Mr. Mahoney, age 60, has served as a member of our Board of Directors since 2009. Mr. Mahoney has served on the board of directors of Symantec Corporation, a publicly-traded software technology company since 2003, including as a member of the compensation and nominating and governance committees. Mr. Mahoney also served as a member of the audit committee of Symantec from 2003 to 2011. Mr. Mahoney has served on the board of directors of Corcept Therapeutics Incorporated, a pharmaceutical company, since 2011. He also serves on the boards of directors of several privately-held organizations, including San Francisco Museum of Modern Art and Mercy Corps and is a Trustee of the Schwab/Laudis Family of Funds. From 1999 to 2001, Mr. Mahoney served as co-CEO of McKesson HBOC, Inc., a healthcare supply management and information technology company and as CEO of McKesson LLC, a healthcare management and connectivity company. He joined McKesson Corporation in 1990 as Vice President for Strategic Planning. Prior to joining McKesson, Mr. Mahoney was a principal with McKinsey & Company, a management consulting firm, where he worked from 1981 to 1990. Mr. Mahoney holds a B.A. from Princeton University and an M.B.A. from Harvard University. We believe Mr. Mahoney's extensive experience in pharmaceutical distribution, fiscal management, and in operating and advising technology companies qualifies him to serve on our Board of Directors.

        John MacPhee, MPH.    Mr. MacPhee, age 47, has served as a member of our Board of Directors since May 2013 and provided consulting services to us from March 2011 to May 2013. Since 2011, Mr. MacPhee has served as the Executive Director and CEO of The Jed Foundation, a non-profit organization. From 2005 to 2011, Mr. MacPhee served as Executive Vice President of Par Pharmaceutical, Inc. and President of Par's Strativa Pharmaceuticals division, where he oversaw commercial operations, clinical development, medical affairs, alliance management, and business development. Previously, Mr. MacPhee worked at Forest Laboratories, Inc., where he led the launches of Celexa, Lexapro, and Namenda. Mr. MacPhee also serves as a board member for Bottom Line, a nonprofit organization. Mr. MacPhee holds a B.A. from Columbia College, an M.B.A. from New York University, and an MPH from Columbia University. We believe Mr. MacPhee's extensive experience building successful specialty pharmaceutical companies and commercializing drug products qualifies him to serve on our Board of Directors.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected, and our Board of Directors has affirmed the selection of, PricewaterhouseCoopers, LLC, or PwC, as our independent registered public accounting firm for the year ending December 31, 2014, and is seeking ratification of such selection by our stockholders at the 2015 Annual Meeting. PwC has audited our financial statements for the fiscal years ended December 31, 2014 and 2013. Representatives of PwC are expected to be present at the 2015 Annual Meeting and will be available to appropriate questions.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, we are submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

        The affirmative vote of a majority of the shares cast at the 2015 Annual Meeting will be required to ratify the selection of PwC.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 2.

Principal Accountant Fees and Services

        For the fiscal years ended December 31, 2014 and 2013, PwC billed the approximate fees set forth below. All fees included below were approved by the Audit Committee.

	Fiscal Year Ended
	2014	2013
	(in thousands)
Audit Service Fees(1)	$764	$1,573
Audit-Related Fees	—	—
Tax Fees(2)	4	—
All Other Fees(3)	2	—

Total	$770	$1,573

(1)
This category consists of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements. Related to the year ended December 31, 2013, fees of $787,000 were billed in connection with the filing of our Registration Statements on Form S-1 in connection with the initial public offering of our common stock, or IPO.

(2)
This category consists of fees for professional services rendered for tax compliance and tax advice.

(3)
This category consists of fees for PwC's online research database.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available at www.adamaspharma.com. The Audit Committee has considered the role of PwC in providing audit and audit-related services to the Company and has concluded that such services are compatible with PwC's role as the Company's independent registered public accounting firm.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Ms. Martha Demski, Chair
Ms. Sara Grootwassink Lewis
Mr. John MacPhee

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

 CORPORATE GOVERNANCE

Board Composition

        Our business and affairs are managed under the direction of our Board of Directors, which currently consists of eight members. The members of our Board of Directors were elected in compliance with the provisions of our amended and restated certificate of incorporation. In accordance with our amended and restated certificate of incorporation, our Board of Directors are divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

  •
  The Class I directors are William Ericson, Martha Demski, and Ivan Lieberburg, and their terms will expire at our annual meeting of stockholders to be held in 2015;

  •
  The Class II directors are Gregory Went, Sara Grootwassink Lewis, and Richard Booth, and their terms will expire at our annual meeting of stockholders to be held in 2016; and

  •
  The Class III directors are David Mahoney and John MacPhee, and their terms will expire at our annual meeting of stockholders to be held in 2017.

        We expect that additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

        Under the listing requirements and rules of The NASDAQ Global Market, independent directors must comprise a majority of a listed company's board of directors within a specified period of time after its initial public offering.

        Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that all members of our Board of Directors except Dr. Went do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC, and the listing requirements and rules of The NASDAQ Global Market. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

        Our Board of Directors is currently led by a combined Chairman of the Board and Chief Executive Officer. Our Board of Directors believes that this leadership structure is the most effective for us at this time. Because our Chief Executive Officer is closest to the many facets of our business, our Board of Directors believes that the Chief Executive Officer is in the best position to lead our Board of Directors most effectively and, accordingly, to serve in the critical role of Chairman of the Board. In addition, as the Chief Executive Officer is directly involved in managing the company, having a chairman who also serves as chief executive officer facilitates timely communication with the board on critical business matters. Furthermore, we believe that this combined leadership structure is appropriate for our company because (i) our Chairman and Chief Executive Officer conveys a singular, cohesive message to our stockholders, employees, industry partners, and the investment community and (ii) this structure eliminates any ambiguity as to who is accountable for the Company's performance. Our directors and management team engage frequently and directly in the flow of information and ideas and we believe our combined leadership structure facilitates the quality, quantity, and timeliness of the information flow and communication. Our Board of Directors believes that there is a well-functioning and effective balance between strong company leadership and oversight by active, independent directors.

Lead Independent Director

        Our Board of Directors has appointed Mr. Mahoney to serve as our lead independent director. As lead independent director, Mr. Mahoney presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Meetings of the Board of Directors and Committees

        During 2014, the Board of Directors met nine times, the Audit Committee met seven times, and the Compensation Committee met eight times. The Nominating and Corporate Governance Committee first met beginning in 2015. In 2014, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served, other than Mr. Rehm, who resigned from the Board of Directors prior to our IPO in April 2014.

Board committees

        Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board of Directors may establish other committees to facilitate the management of our business. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. The composition and functions of each committee are described below.

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Non-Employee Director
David Mahoney		M	C
Richard Booth		C
Martha Demski	C
William Ericson		M	M
Sara Grootwassink Lewis	M		M
Ivan Lieberburg
John MacPhee	M
Employee Director
Gregory Went

M = Committee Member

C = Committee Chairperson

Audit Committee

        Our Audit Committee consists of Ms. Demski, Ms. Grootwassink Lewis, and Mr. MacPhee. Our Board of Directors has determined that Ms. Demski, Ms. Grootwassink Lewis, and Mr. MacPhee are independent under the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The chair of our Audit Committee is Ms. Demski. Our Board of

Directors has determined that Ms. Demski and Ms. Grootwassink Lewis are "audit committee financial experts" within the meaning of the SEC regulations. Our Board of Directors has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each Audit Committee member's scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

  •
  selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

  •
  helping to ensure the independence and performance of the independent registered public accounting firm;

  •
  discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

  •
  developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

  •
  reviewing our policies on risk assessment and risk management;

  •
  reviewing related party transactions;

  •
  obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

  •
  approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

        Our Compensation Committee consists of Mr. Booth, Mr. Mahoney, and Mr. Ericson. Our Board of Directors has determined that each of Mr. Booth, Mr. Mahoney, and Mr. Ericson is independent under the NASDAQ listing standards, is a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act and is an "outside director" as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The chair of our Compensation Committee is Mr. Booth. The functions of this committee include:

  •
  reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

  •
  reviewing and recommending, at least every two years and after consultation with our Nominating and Corporate Governance Committee, to our Board of Directors the compensation of our directors;

  •
  reviewing and approving, or recommending that our Board of Directors approve, the terms of compensatory arrangements with our executive officers;

  •
  administering our stock and equity incentive plans;

  •
  selecting independent compensation consultants and assessing conflict of interest compensation advisers;

  •
  reviewing with our Chief Executive Officer the plans for succession of our executive officers and to make recommendations to our Board of Directors with respect to the selection of appropriate individuals to succeed such positions;

  •
  reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans; and

  •
  reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

        Our Compensation Committee typically meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

        The Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser's independence; however, there is no requirement that any adviser be independent. In 2014, after taking into consideration these six factors prescribed by the SEC and NASDAQ, the Compensation Committee has engaged Radford, an Aon Hewitt company, as the independent compensation consultant.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee consists of Mr. Mahoney, Mr. Ericson, and Ms. Grootwassink Lewis. Our Board of Directors has determined that each of Mr. Mahoney, Mr. Ericson, and Ms. Grootwassink Lewis are independent under the NASDAQ listing standards. The chair of our Nominating and Corporate Governance Committee is Mr. Mahoney. The functions of this committee include:

  •
  identifying, evaluating and selecting, or recommending that our Board of Directors approve, nominees for election to our Board of Directors and its committees;

  •
  evaluating the performance of our Board of Directors and of individual directors;

  •
  considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

  •
  reviewing developments in corporate governance practices;

  •
  evaluating the adequacy of our corporate governance practices and reporting;

  •
  reviewing management succession plans;

  •
  developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters and a code of business conduct and ethics; and

  •
  overseeing an annual evaluation of the Board of Directors' performance.

        The Board has adopted written Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters that are available to stockholders on our website at www.adamaspharma.com.

Role of the Board in Risk Oversight

        Our Board has responsibilities and takes an active role, as a whole and also at the committee level, to monitor and assess major risks that we face and consider ways to oversee management to address those risks. The Board's role in our risk oversight process involves obtaining regular reports from management on areas of major risk, including operational, financial, legal and regulatory, and strategic risks. The Audit Committee of the Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Board of Directors. The Audit Committee receives reports from management at least quarterly regarding our assessment of risks. In addition, the Audit Committee reports regularly to the Board of Directors, which also considers our risk profile. The Audit Committee and the Board of Directors focus on the most significant risks we face and our general risk management strategies. While the Board of Directors oversees our risk management, management is responsible for day-to-day risk management processes. Our Board of Directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities, and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors' leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of its business and affairs, supports this approach.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.adamaspharma.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Director Attendance at Annual Meetings

        Our Board of Directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our Board of Directors and management team encourage all of our directors to attend the 2015 Annual Meeting.

Stockholder Communications with the Board of Directors

        A stockholder may communicate with the Board of Directors, or an individual director, by sending written correspondence to the Company's Corporate Secretary at 1900 Powell Street, Suite 750, Emeryville, California 94608. The Corporate Secretary will review such correspondence and forward it to the Board of Directors, or an individual director, as appropriate. Although we do not have a formal process related to stockholder communications with the Board of Directors, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of the Board of Directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our Board of Directors or on our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

        Other than the compensation arrangements described elsewhere in this proxy statement, we describe below transactions and series of similar transactions, since January 1, 2014, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        Compensation arrangements for our directors and named executive officers are described elsewhere in this proxy statement. Share and per share amounts have been adjusted to give effect to a 2-for-1 forward split of our outstanding common stock and preferred stock effected on March 24, 2014.

Participation in IPO and Warrant Exercises

        Certain of our directors and existing stockholders, or their affiliates, purchased an aggregate of 362,500 shares of our common stock in our initial public offering. The shares were offered and sold on the same terms as the other shares offered and sold to the public.

        Prior to our initial public offering, entities affiliated with Mohr Davidow Ventures exercised all of their preferred stock and common stock warrants to acquire an aggregate of 259,678 shares of Series AA preferred stock and an aggregate of 13,332 shares of common stock in accordance with the terms of the warrants. In addition, entities affiliated with DAG Ventures exercised their warrants to acquire an aggregate of 129,816 shares of Series AA preferred stock in accordance with the terms of the warrants. These warrants were issued in conjunction with various private financings in prior years.

Investor Rights Agreement

        We are party to an investor rights agreement that provides holders of our preferred stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The investor rights agreement provided for a right of first refusal in favor of certain holders of our stock with regard to certain issuances of our capital stock and the parties thereto have agreed to vote in a certain way on certain matters, which terminated upon the initial public offering.

Stockholders Agreement

        We were party to a stockholders agreement under which certain holders of our capital stock, including certain holders of 5% of our capital stock, our Chief Executive Officer and one of our directors, agreed to vote in a certain way on certain matters, including with respect to the election of directors or a sale of the company. The stockholders agreement also provides for a right of first refusal in favor of certain holder of our stock with regard to certain issuances of capital stock and provides certain rights of first refusal and co-sale in respect of certain sales of securities by the parties to the stockholders agreement. The agreement also provided for a put right in the event that a party to the agreement becomes a Howard Hughes Medical Institute Investigator. Upon the closing of our initial public offering, the stockholders agreement terminated and none of our stockholders have any special rights regarding the election or designation of members of our Board of Directors.

Voting Agreement

        We were party to a voting agreement under which certain holders of our capital stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, have agreed to vote in a certain way on certain matters, including with respect to the election of directors. Pursuant to the voting agreement, each of MDV VII, L.P. and aeris CAPITAL Equity Investments, L.P. was granted the right to designate one member of our Board of Directors. William Ericson and George Rehm were designated by MDV and aeris, respectively, under the voting agreement. Upon the closing of our initial public offering, the voting agreement terminated and none of our stockholders have any special rights regarding the election or designation of members of our Board of Directors.

Right of First Refusal and Co-Sale Agreement

        We were party to a right of first refusal and co-sale agreement with holders of our preferred stock and our founders, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, pursuant to which the holders of preferred stock have a right of first refusal and co-sale in respect of certain sales of securities by our founders. Upon the closing of our initial public offering, the right of first refusal and co-sale agreement terminated.

Indemnification agreements

        Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and bylaws also provide our Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the Board of Directors. In addition, we have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. For more information regarding these agreements, see the section of this proxy statement entitled "Executive Compensation—Limitations on liability and indemnification matters."

Employment arrangements

        In August 2014, we entered into a separation agreement with Anthony Rimac, our former Chief Financial Officer. In addition, we have extended an offer letter to our executive officers in connection with their employment and have adopted an Executive Severance Plan and a Transaction Bonus Plan in which our executive officers are participants. For more information regarding these arrangements, see the section of this proxy statement entitled "Executive Compensation—Executive compensation narrative."

Policies and procedures for related party transactions

        Our Board of Directors adopted a policy, effective upon the closing of our initial public offering, that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $25,000 and such person would have a direct or indirect interest must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction. Prior to our initial public offering and for those transactions described above in that timeframe, we did not have a formal review and approval policy for related party transactions. However, all of the transactions described above under "Certain Relationships and Related Persons Transactions" were entered into after presentation, consideration and approval by our Board of Directors.

 NON-EMPLOYEE DIRECTOR COMPENSATION

        Our Board of Directors adopted a compensation policy for our non-employee directors, which became effective upon the closing of our initial public offering on April 9, 2014. Under this policy, each of our non-employee directors are paid $30,000 as an annual cash retainer, and our lead independent director receives an additional annual cash payment of $15,000. Dr. Went, who is also an employee, is compensated for his service as an employee and does not receive any additional compensation for his service on our Board of Directors.

        Annual fees are also paid to our directors who chair our board committees and to committee members, as follows:

Committee	Annual Chair Fee	Annual Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$7,000	$3,500

        Our non-employee directors also receive an initial equity award upon commencement of service as a board member; thereafter, each non-employee director will receive an annual equity retainer. Currently, the form of award in each case will be a non-qualified stock option. The initial award is an option to purchase 30,000 shares of our common stock that vests annually over three years of service. Each subsequent annual award will be an option to purchase 15,000 shares (increased on a pro rata basis for the annual grant to occur at the 2015 Annual Meeting, adjusted for the period since the prior grant), of our common stock that will vest after one year of service. Additionally, upon the closing of a change of control, the vesting of all outstanding equity awards held by our non-employee directors will accelerate in full.

        The following table shows for the fiscal year ended December 31, 2014 certain information with respect to the compensation of all non-employee directors:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
David Mahoney(2)	$47,941	$276,117	$324,058
Richard Booth(3)	33,811	276,117	309,928
Martha Demski(4)	35,037	316,311	351,348
William Ericson(5)	27,923	276,117	304,040
Sara Grootwassink Lewis(6)	32,136	316,311	348,447
Ivan Lieberburg(7)	28,848	276,117	304,965
John MacPhee(8)	33,798	—	33,798
George Rehm(9)	—	—	—

(1)
The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
Fees earned or paid in cash to Mr. Mahoney include $12,000 for the period from January 1, 2014 until our IPO on April 9, 2015 and pro rata amounts from that date through December 31, 2014 based on Mr. Mahoney's role as lead independent director, chair of the Nominating and Corporate Governance Committee, and member of the Compensation Committee.

(3)
Fees earned or paid in cash to Mr. Booth include $5,000 for the period from January 1, 2014 until our IPO on April 9, 2015 and pro rata amounts from that date through December 31, 2014 based on Mr. Booth's role as an independent member of the Board of Directors and chair of the Compensation Committee.

(4)
Fees earned or paid in cash to Ms. Demski include pro rata amounts from our IPO on April 9, 2014 through December 31, 2014 based on Ms. Demski's role as an independent member of the Board of Directors and chair of the Audit Committee.

(5)
Fees earned or paid in cash to Mr. Ericson include pro rata amounts from our IPO on April 9, 2014 through December 31, 2014 based on Mr. Ericson's role as an independent member of the Board of Directors and a member of the Compensation and Nominating and Corporate Governance Committees.

(6)
Fees earned or paid in cash to Ms. Grootwassink Lewis include pro rata amounts from our IPO on April 9, 2014 through December 31, 2014 based on Ms. Grootwassink Lewis's role as an independent member of the Board of Directors and a member of the Audit and Nominating and Corporate Governance Committees.

(7)
Fees earned or paid in cash to Dr. Lieberburg include $1,000 for the period from January 1, 2014 until our IPO on April 9, 2015 and pro rata amounts from our IPO on April 9, 2014 through December 31, 2014 based on Dr. Lieberburg's role as an independent member of the Board of Directors. Dr. Lieberburg also began receiving fees in May 2014 at a $7,500 annual rate as a member of an ad hoc Development Committee of the Board of Directors.

(8)
Fees earned or paid in cash to Mr. MacPhee include $12,000 for the period from January 1, 2014 until our IPO on April 9, 2015 and pro rata amounts from that date through December 31, 2014 based on Mr. MacPhee's role as an independent member of the Board of Directors and a member of the Audit Committee.

(9)
Mr. Rehm resigned as a director immediately prior to the closing of our IPO in April 2014.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The following table sets forth information regarding our executive officers and certain key employees as of February 28, 2015:

Name	Age	Position(s)
Gregory Went, Ph.D.	51	Co-Founder, Chief Executive Officer, and Chairman of the Board of Directors
Jeffrey Knapp	49	Chief Operating Officer
William Dawson	60	Chief Financial Officer
Natalie McClure, Ph.D.	62	Senior Vice President, Product Development
Grace Shin, J.D.	50	General Counsel
Julianna Wood	59	Senior Vice President, Corporate Communications and Investor Relations
Leonie McConville	51	Vice President, Human Resources

        Gregory Went, Ph.D.    Dr. Went has served as our Chief Executive Officer and Chairman of our Board of Directors since our inception in 2000. Previously, Dr. Went co-founded CuraGen Corporation in 1992, where he served as an Executive Vice President and director from 1996 to 1999. Dr. Went also has served as a director of Angelica Therapeutics, Inc., a biotechnology company, since 2006. Dr. Went holds a Ph.D. in Chemical Engineering from the University of California, Berkeley and a B.S. in Chemical Engineering from Carnegie Mellon University. We believe Dr. Went's extensive knowledge of our company, the pharmaceutical industry, and our competitors qualifies him to serve on our Board of Directors.

        Jeffrey Knapp.    Mr. Knapp joined as our Chief Commercial Officer in February 2014 and was subsequently named Chief Operating Officer in August 2014. From July 2006 to March 2013, Mr. Knapp served as Chief Commercial Officer of Affymax, Inc., a biopharmaceutical company. From November 2005 to April 2006, Mr. Knapp served as Senior Vice President, Sales and Marketing at Abgenix, Inc., a biopharmaceutical company. From October 2004 to July 2005, Mr. Knapp served as Vice President, Sales and Marketing, North America at Pharmion Corporation, a pharmaceutical company. From November 2001 to October 2004, Mr. Knapp served as Vice President, U.S. sales and marketing at EMD Pharmaceuticals, a division of Merck KGaA, a pharmaceutical company. He has also held sales, marketing and business development positions at Eli Lilly and Company and Schering-Plough Corporation, both pharmaceutical companies. Mr. Knapp holds a B.A. from Wittenberg University.

        William Dawson.    Mr. Dawson has served as our Chief Financial Officer since August 2014. Mr. Dawson previously served as Chief Financial Officer of Catalyst Biosciences, Inc., a privately-held biotechnology company from March 2010 to April 2012. From August 2004 to April 2009, Mr. Dawson served as Vice President, Finance and Chief Financial Officer of Cerus Corporation, a publicly-held biomedical products company. Prior to joining Cerus, Mr. Dawson served in a variety of senior financial positions at companies in the biotechnology, healthcare services and information technology, and investment banking industries. Mr. Dawson has served as a member of the board of directors of McGrath RentCorp, a publicly held business-to-business rental company, since 1998 and as a member of the board of directors of Wellington Trust Company, a subsidiary of Wellington Management Company, LLP, a private institutional investment management company, since 2001. Mr. Dawson received a Bachelor's degree from Stanford's School of Engineering, Department of Architecture and an M.B.A. from Harvard Business School.

        Natalie McClure, Ph.D.    Dr. McClure has served as our Senior Vice President, Product Development since 2013 and served as our Vice President, Regulatory Affairs from 2009 to 2013. From 2008 through February 2011, Dr. McClure served as a consultant for DevRx Consulting, which specializes in pharmaceutical development consulting. From 2005 to 2008, Dr. McClure served as VP, Regulatory Affairs of Cerimon Pharmaceuticals, Inc., a biopharmaceutical company. Dr. McClure holds a Ph.D. in Organic Chemistry from Stanford University and a B.S. in Chemistry from the University of Michigan.

        Grace Shin, J.D.    Ms. Shin has served as our General Counsel since December 2014. From 2008 until 2013, Ms. Shin served as General Counsel and prior to that since 2006 as Vice President Legal Affairs at Affymax, Inc., a biopharmaceutical company. From 2000 to April 2006, Ms. Shin served as Vice President Legal Affairs to FibroGen, Inc. a biotechnology company, and prior to that from 1997 to 2000 held the position of Corporate Counsel. From 1992 to 1997, Ms. Shin was a corporate attorney at Pacific Gas & Electric Company, a public utility. From 1989 to 1992, Ms. Shin was a business associate at Cooley Godward. She earned both her B.A. and J.D. from the University of Michigan.

        Julianna Wood.    Ms. Wood has served as our Senior Vice President, Corporate Communications and Investor Relations since December 2014. Prior to joining the Company, she was a communications consultant from December 2013 to December 2014. Previously, Ms. Wood was Vice President of Public Affairs and earlier Vice President of Corporate Communications at Onyx Pharmaceuticals, Inc., a biotechnology company, from 2003 to 2013. Prior to joining Onyx, Ms. Wood held communications or marketing positions with Sangamo Biosciences, Chiron, and a number of other life science companies. She earned her undergraduate degree from Stanford University and a M.B.A. from the Fuqua School at Duke University.

        Leonie McConville.    Ms. McConville has served as our Vice President, Human Resources since December 2014. Previously she was a principal at Stafford McConville Human Resources Partners, a consulting firm, from 2013 until 2014, and prior to that an independent consultant from 2011 until 2013. In addition, she has held senior management positions in human resources for over 20 years, including serving as Senior Director, Human Resources at Onyx Pharmaceuticals and Director, Human Resources at Chiron, a pharmaceutical company. Ms. McConville holds a B.A. in Management from Saint Mary's College of California.

 EXECUTIVE COMPENSATION

        The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an "emerging growth company" as defined in the Jumpstart our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section and have elected to comply generally with the scaled disclosure requirements applicable to emerging growth companies.

        Our Compensation Committee, appointed by our Board of Directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. Our compensation philosophy strives to align the interests of our employees and board members with those of our stockholders. As part of this philosophy, we emphasize equity over cash compensation. Compensation of our executives has three basic components: a base salary, a cash bonus based primarily on achievement of corporate goals, and an award of stock options. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive.

        Our NEOs for fiscal year 2014 were as follows: Gregory Went, Ph.D., Jeffrey Knapp, Natalie McClure, Ph.D. and former CFO, Anthony Rimac.

2014 Summary Compensation Table

        The following table shows information regarding the compensation of our NEOs for services performed in the year ended December 31, 2014.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)		All Other Compensation(3)		Total
Gregory Went, Ph.D.	2014	$418,250	$330,500	$8,651,758	(4)	$1,724		$9,402,233
Chief Executive Officer	2013	400,000	328,000	—		—		728,000
Jeffrey Knapp	2014	290,266	145,823	2,739,095		375		3,175,559
Chief Commercial Officer	2013	—	—	—		—		—
Natalie McClure, Ph.D.	2014	332,235	170,805	1,993,493		1,980		2,498,512
Senior VP, Product Development	2013	325,000	236,453	410,250		15		971,718
Anthony Rimac	2014	180,699	—	—		171,686	(5)	352,386
Former Chief Financial Officer	2013	275,000	147,906	—		965		423,871

(1)
The amounts in this column reflect bonuses earned by the employee pursuant to the Company's Cash Bonus Plan and Transaction Bonus Plan.

(2)
The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)
The amounts in this column reflect the net premiums we paid on behalf of the employee for life insurance, short-term and long-term disability insurance.

(4)
Prior to 2014, Dr. Went last received an equity award in 2012.

(5)
In 2014, the amounts reported in All Other Compensation for Mr. Rimac include a cash severance payment of $150,000, reimbursement for accrued paid time off of $21,255 and net premiums for life insurance, short-term and long-term disability insurance of $431.

Executive Compensation Narrative

        For 2014, the principal components of the Company's executive compensation program consisted of base salary, annual cash bonus, equity incentives and severance protection.

Offer letters

        We currently do not have employment agreements with any of our executive officers. All of our executive officers are employed on an "at will" basis, with no fixed term of employment, pursuant to the terms of their respective offer letters. Certain material terms of each executive officer's employment is described below. Each offer letter also contains standard terms related to vacation and participation in our employee benefit plans, and in addition, requires execution of our form of confidential information and proprietary information agreement.

        Gregory Went, Ph.D.    Dr. Went receives an annual base salary of $425,000. Under our cash bonus plan, Dr. Went is eligible to receive a target bonus of up to 50% of his base salary.

        Jeffrey Knapp.    Mr. Knapp receives an annual base salary of $355,000, which was increased from $340,000 in connection with his promotion in August 2014. Under our cash bonus plan, Mr. Knapp is eligible to receive a target bonus of up to 40% of his base salary.

        William Dawson.    Mr. Dawson receives an annual base salary of $340,000. Under our cash bonus plan, Mr. Dawson is eligible to receive a target bonus of up to 30% of his base salary.

        Natalie McClure, Ph.D.    Dr. McClure receives an annual base salary of $335,000. Under our cash bonus plan, Dr. McClure is eligible to receive a target bonus of up to 30% of her base salary.

        Grace Shin.    Ms. Shin receives an annual base salary of $320,000. Under our cash bonus plan, Ms. Shin is eligible to receive a target bonus of up to 30% of her base salary.

Cash Bonus Plan

        The cash bonus plan compensation is a discretionary element of our compensation that links compensation to the achievement of corporate, project and individual goals. Each year, our Board of Directors approves the corporate goals and consults with the Compensation Committee to approve the other individual goals of the CEO and the other NEOs. In 2014, the target award levels were established at 50% for the CEO and 30% for the other executive officers, including the NEOs. In connection with Mr. Knapp's promotion to COO in August 2014, we increased his target bonus percentage from 30% to 40% of his base salary.

Transaction Bonus Plan

        Our Board of Directors has adopted our Transaction Bonus Plan to provide key employees with additional incentives in connection with our licensing agreement with Forest Laboratories, Inc., or Forest. Under the Transaction Bonus Plan, one percent of certain payments, or Covered Payments, that we receive under the Forest license agreement are designated for award under the Transaction Bonus Plan, with aggregate payments not to exceed $1,600,000. Covered Payments include both the initial licensing payment as well as milestone payments, but do not include royalty or certain other payments pursuant to the Forest license agreement. Any non-cash consideration received under the Forest license agreement that qualifies as a Covered Payment will be valued in good faith by our Board of Directors.

        Employees will be selected to participate in the Transaction Bonus Plan by our Board of Directors upon recommendation of our Chief Executive Officer. From time to time, our Board of Directors will allocate some or all of the available pool among eligible participants, designated as either fixed dollar amounts or as a percentage of the total pool. A participant is eligible to receive an allocation with respect to that Covered Payment if he or she (a) remains employed with us through the date the Transaction Bonus is paid, and (b) if required by our Board of Directors, signs a general release of claims within the designated timeframe.

2014 Equity Incentive Plan

        Our Board of Directors adopted our 2014 Plan in February 2014, and our stockholders approved the 2014 Plan in March 2014. The 2014 Plan is the successor to our prior 2007 Plan. No further grants will be made under our 2007 Plan. Our 2014 Plan provides for the grant of ISOs to our employees and for the grant of NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards, and other forms of equity compensation to our employees, directors, and consultants.

2014 Employee Stock Purchase Plan

        Our Board of Directors adopted the 2014 Employee Stock Purchase Plan, or ESPP, in February 2014, and our stockholders approved the ESPP in March 2014. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

401(k) plan

        We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan, but have not done so to date. Employee contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan.

Pension benefits

        Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by the company during 2014.

Executive Severance Plan

        Our Board of Directors adopted our Executive Severance Plan effective upon the closing of our initial public offering, to provide our executives with severance benefits in the event their employment with us terminates without cause or, in case of a termination of employment that occurs in connection with our undergoing a change in control, either without cause or for good reason. To be considered to have occurred in connection with our undergoing a change in control, the termination (or resignation) must occur at or within 12 months after our consummating the change in control.

        To be eligible for benefits under our Executive Severance Plan, the executive must hold the title of Vice President or above on or within 90 days before the date of either the termination or the date of a change in control.

        Benefits under the Executive Severance Plan include both a cash portion, determined by reference to monthly base salary, and eligibility for group medical coverage (COBRA). Additionally, if the triggering termination or resignation occurs in connection with a change in control, the cash portion of the severance is determined by reference to both base pay and target bonus, the executive's equity awards that were outstanding at the time of the change in control will become fully vested and the post-termination period to exercise options will be extended up to the earlier of 12 months after the termination or the expiration date of the option.

        The amount and timing of cash severance payments and the duration of COBRA coverage are determined by the executive's title, length of service and whether the termination is in connection with a change in control. If the termination is not in connection with a change in control, cash severance is paid as salary continuation. If the termination is in connection with a change in control, cash severance is paid in a lump sum.

        The following table set forth the cash severance and COBRA benefits under our Executive Severance Plan:

	Other than in connection with a change in control		In connection with a change in control
Title	Cash Severance (multiple of monthly base pay)	COBRA Period (number of months)	Cash Severance (multiple of monthly base pay plus pro-rated target bonus)	COBRA Period (number of months)
Chief Executive Officer	12	12	18	18
All other participants	Lesser of nine or half the executive's full months of service	Same as length of salary continuation period	12	12

        Under the Executive Severance Plan, participants are eligible for severance benefits if we or our successor terminates the executive's employment other than due to (i) the commission of or indictment for a felony, or a misdemeanor involving fraud or moral turpitude, (ii) an act which constitutes gross negligence, willful misconduct or insubordination in the course of employment, or (iii) the continued failure of the executive to perform the essential duties and responsibilities of his or her position, after having received notice of the deficiencies and having had 30 days to cure such defects in performance.

        Under the Executive Severance Plan, participants are also eligible for severance benefits at or within 12 months following a change in control if the executive resigns for any of the following "good reasons": (i) a decrease in base salary or target bonus by more than 10% (other than a comparable decrease in compensation for all of our executives), (ii) a material decrease in the executive's duties or responsibilities (but excluding a change in title or reporting relationship), (iii) a relocation of the executive's primary work location by more than 50 miles, and (iv) our failure to obtain an agreement from our successor to continue this Executive Severance Plan, in each case without the executive's consent. In the case of items (ii) and (iii), the executive must provide us (or our successor) with notice within 30 days of the triggering event, and we (or our successor) will have 30 days thereafter to remedy the situation.

        To receive benefits under the Executive Severance Plan, in addition to having a termination or resignation that qualifies for benefits, the executive will be required to execute a full release of claims in a form satisfactory to us, within certain designated timeframes. This release of claims may include certain post-employment restrictive covenants, including confidentiality and non-solicitation clauses.

Severance Agreement

        In connection with the departure in August 2014 of Anthony Rimac, our former Chief Financial Officer, we entered into a separation agreement with Mr. Rimac pursuant to which Mr. Rimac received (i) a single lump sum payment of $150,000, subject to standard payroll deductions and withholdings; and (ii) payment of COBRA group health insurance premiums for Mr. Rimac and his eligible dependents until the earlier of (a) six months following Mr. Rimac's separation date, (b) the expiration of Mr. Rimac's eligibility for the continuation coverage under COBRA, and (c) the date Mr. Rimac becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment. In addition, pursuant to the separation agreement, Mr. Rimac agreed to provide consulting services to us at our request, and subject to the direction of our Chief Executive Officer, for up to a maximum of 20 hours per week, which terminated in February 2015. In connection with Mr. Rimac's consulting services, Mr. Rimac's outstanding options to purchase our common stock continued to vest through February 2015.

Nonqualified deferred compensation

        Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan during 2013.

Limitation on liability and indemnification matters

        Our amended and restated certificate of incorporation contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

  •
  any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions; or

  •
  any transaction from which the director derived an improper personal benefit.

        Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

        Our amended and restated certificate of incorporation and our amended and restated bylaws will provide that we are required to indemnify members of our Board of Directors to the fullest extent permitted by Delaware law. Our amended and restated bylaws will also provide that, upon satisfaction of certain conditions, we shall advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws will also provide our Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the Board of Directors. We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys' fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors' and officers' liability insurance.

        The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

Rule 10b5-1 sales plans

        Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, pursuant to which, if adopted, they would contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy.

Outstanding equity awards at December 31, 2014

	Option Awards
		Number of Securities Underlying Unexercised Options
					Option Exercise Price	Option Expiration Date
Name	Grant Date	Exercisable(1)		Unexercisable
Gregory Went, Ph.D.	09/12/2006	250,000	(2)	—	$1.875	09/12/2016
	11/16/2011	250,000	(3)	—	$0.665	11/16/2021
	02/22/2012	60,000	(4)	—	$0.665	02/22/2022
	02/20/2014	868,000	(5)	—	$8.995	02/20/2024
Jeffrey Knapp	03/03/2014	260,000	(6)	—	$11.225	03/03/2024
Natalie McClure, Ph.D.	03/03/2010	24,666	(7)	—	$1.755	03/03/2020
	11/16/2011	40,000	(3)	—	$0.665	11/16/2021
	02/22/2012	60,000	(4)	—	$0.665	02/22/2022
	12/24/2013	50,000	(8)	—	$3.305	12/24/2023
	02/20/2014	200,000	(5)	—	$8.995	02/20/2024
Anthony Rimac	11/16/2011	66,668	(9)	—	$0.665	05/16/2015
	02/22/2012	28,000	(10)	—	$0.665	05/16/2015

(1)
The options listed are fully vested or are subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying such options. Vesting of all options is subject to continued service on the applicable vesting date.

(2)
The shares subject to this option are fully vested.

(3)
70% of the shares subject to this option were vested as of December 31, 2014, and the remainder vest in approximately equal increments on a monthly basis thereafter through June 1, 2016.

(4)
56.67% of the shares subject to this option were vested as of December 31, 2014, and the remainder vest in approximately equal increments on a monthly basis thereafter through February 1, 2017.

(5)
None of the shares subject to this option were vested as of December 31, 2014. All shares will vest according to the following schedule, provided that the optionee remains in continuous service on each such date: the first 20% of the option shares shall vest upon the completion of 12 months of service measured from the vesting commencement date of February 20, 2014 and (ii) an additional 1/60th of the option shares shall vest upon the optionee's completion of each of the next 48 months of service thereafter on the first day of each month. This option will be fully vested on February 1, 2019.

(6)
None of the shares subject to this option were vested as of December 31, 2014. All shares will vest according to the following schedule, provided that the optionee remains in continuous service on each such date: the first 20% of the option shares shall vest upon the completion of twelve months of service measured from the vesting commencement date of February 27, 2014 and (ii) an additional 1/60th of the option shares shall vest upon the optionee's completion of each of the next forty-eight months of service thereafter on the first day of each month. This option will be fully vested on February 1, 2019.

(7)
98.33% of the shares subject to this option were vested as of December 31, 2014 and the remainder vest in one month on January 1, 2015.

(8)
20% of the shares subject to this option were vested as of December 31, 2014 and the remainder vest in approximately equal increments on a monthly basis thereafter through December 1, 2018.

(9)
70% of the shares subject to this option were vested as of December 31, 2014. The options continued to vest in approximately equal increments on a monthly basis thereafter until the end of Mr. Rimac's consulting agreement on February 16, 2015. Mr. Rimac's options granted in November 2011 expire on May 16, 2015, three months after the expiration of his consulting agreement.

(10)
56.67% of the shares subject to this option were vested as of December 31, 2014. The options continued to vest in approximately equal increments on a monthly basis thereafter until the end of Mr. Rimac's consulting agreement on February 16, 2015. Mr. Rimac's options granted in February 2012 expire on May 16, 2015, three months after the expiration of his consulting agreement.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2014.

Plan Category(1)	(a) Number of securities to be issued upon exercise of outstanding stock options, warrants and rights		(b) Weighted-average exercise price of outstanding stock options, warrants and rights	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,988,638	(2)	$6.10	1,834,265	(3)(4)

(1)
All of our equity compensation plans have been approved by our stockholders. The equity compensation plans are described in Notes 10 and 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
As of December 31, 2014, there were 4,981,522 shares of common stock subject to outstanding stock options under the 2014 Plan.

(3)
Includes 1,584,378 and 249,887 shares of common stock available for issuance under the 2014 Plan and the 2014 Employee Stock Purchase Plan ("ESPP"), respectively, as of December 31, 2014.

(4)
The reserve for shares available under the 2014 Plan will automatically increase on January 1st each year, beginning in 2015, and for a period of up to 10 years, in an amount equal to 4% of the total number of shares of the Company's capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board of Directors. The 2014 Plan is also subject to further increases for shares that were subject to outstanding options under the Company's prior stock plans: the 2007 Plan and the 2002 Plan as of the effective time that thereafter expire, terminate, or otherwise are forfeited or reacquired.

The 2014 Employee Stock Purchase Plan contains a similar "evergreen" provision. Beginning January 1, 2015 and continuing through and including January 1, 2024, the amount of common stock reserved for issuance under the ESPP will increase annually on that date by the lesser of (i) one percent (1%) of the total number of shares of common stock outstanding on such December 31, (ii) 520,000 shares of common stock, or (iii) a number of shares as determined by the Board of Directors prior to the beginning of each year, which shall be the lesser of (i) or (ii) above.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2015 by:

  •
  each of our directors and named executive officers;

  •
  all of our directors and executive officers as a group; and

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

        Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days after January 31, 2015. Shares of our common stock issuable pursuant to stock options and warrants are deemed outstanding for computing the percentage of the person holding such options or warrants and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.

        Our calculation of the percentage of beneficial ownership is based on 17,635,907 shares of common stock outstanding as of January 31, 2015. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Adamas Pharmaceuticals, Inc., 1900 Powell Street, Suite 750, Emeryville, California

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliated with Mohr Davidow Ventures(1)	4,584,014	25.99%
Aeris CAPITAL Equity Investments, L.P.(2)	2,012,128	11.41%
FMR LLC(3)	1,992,427	11.30%
Entities affiliated with DAG Ventures(4)	1,613,014	9.15%
Named Executive Officers and Directors
Gregory Went, Ph.D.(5)	2,021,788	10.61%
Natalie McClure, Ph.D.(6)	373,506	2.07%
Jeffrey Knapp(7)	260,000	1.45%
David Mahoney(8)	137,781	*
Richard Booth(9)	80,778	*
Martha Demski(10)	30,000	*
William Ericson, J.D.(11)	4,614,014	26.12%
Sara Grootwassink Lewis(12)	30,000	*
Ivan Lieberburg, M.D., Ph.D.(13)	175,000	*
John MacPhee(14)	216,000	1.21%
All executive officers and directors as a group (13 persons)(15)	8,135,712	39.87%

*
Represents holdings of less than 1% of the outstanding shares of common stock.

(1)
Includes (i) 4,037,836 shares held of record by MDV VII, L.P., (ii) 25,661 shares held of record by MDV VII Leaders' Fund, L.P., (iii) 6,043 shares held of record by MDV ENF VII(A), L.P., (iv) 3,146 shares held of record by MDV ENF VII(B), L.P., (v) 511,328 shares held of record by MDV IX, L.P. William Ericson and Jonathan Feiber are Managing Members of Ninth MDV Partners, L.L.C., the general partner of MDV IX, L.P., as nominee for MDV IX, L.P., and MDV ENF IX, L.P. Each of William Ericson, Jonathan Feiber, and Ninth MDV Partners, L.L.C. may be deemed to share voting and dispositive power over the shares held by MDV IX, L.P., as nominee for MDV IX, L.P., and MDV ENF IX, L.P. Seventh MDV Partners, L.L.C. is the general partner of MDV VII, L.P. and has sole voting and investment power over the shares. Nancy J. Schoendorf and Mr. Feiber, as managing members of Seventh MDV Partners, L.L.C., share such power. William Ericson, a general partner with Mohr Davidow Ventures and a member of our Board of Directors, may be deemed to indirectly beneficially own the shares affiliated with Mohr Davidow Ventures. The address of these entities is c/o Mohr Davidow Ventures, 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, CA 94025.

(2)
Represents 2,012,128 shares held directly by aeris CAPITAL Equity Investments, L.P., or the aeris LP. George Rehm is a Managing Partner of aeris CAPITAL AG, the investment advisor to the aeris LP, and has an economic interest in aeris CAPITAL Equity Ltd., the general partner of the aeris LP, or the aeris GP. By virtue of his economic interest in the aeris GP, Mr. Rehm may be deemed to indirectly beneficially own the shares affiliated with aeris CAPITAL Equity Investments, L.P. The address of aeris CAPITAL Equity Investments, L.P. is c/o Avalon Management Ltd, Landmark Square, 1st Floor, P.O. Box 715, Grand Cayman, E9 KY1-1107.

(3)
Represents 1,992,427 shares held directly by FMR LLC. Edward Johnson and Abigail Johnson are Chairman and Vice Chairman/CEO, respectively, of FMR LLC and share voting and investment power over these shares. Select Biotechnology Portfolio is a fund of FMR LLC and shares partial voting and investment power over these shares. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)
Includes (i) 1,473,038 shares held of record by DAG Ventures III-QP, L.P., (ii) 138,544 shares held of record by DAG Ventures III, L.P. and (iii) 1,432 shares held of record by DAG Ventures GP Fund III, LLC (collectively, DAG Ventures). DAG Ventures Management III, LLC is the sole general partner of each of DAG Ventures III-QP, L.P. and DAG Ventures III L.P., and is the sole managing member of DAG Ventures GP Fund III LLC. John Caddedu and Thomas Goodrich are the managing members of DAG Ventures Management III, LLC, and share voting and investment power over these shares. The address for the entities affiliated with DAG Ventures is 251 Lytton Avenue, Suite 200, Palo Alto, CA 94301.

(5)
Represents (i) 593,780 shares held in irrevocable trusts for which Dr. Went and his wife are trustees or custodial arrangements for which Dr. Went is custodian for the benefit of Dr. Went's children, (ii)(a) 8 shares held directly by Dr. Went and (b) 1,428,000 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.

(6)
Represents 840 shares held directly by Dr. McClure and 372,666 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.

(7)
Represents 260,000 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.

(8)
Represents 23,821 shares held directly by Mr. Mahoney, 2,628 shares held by David L. Mahoney + Winnifred C. Ellis 1998 Family Trust and 111,332 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.

(9)
Represents 50,778 shares held directly by Mr. Booth and 30,000 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.

(10)
Represents 13,000 shares held by Martha J. Demski Trust U/D/T 10/1/1994, Martha J. Demski Trustee and 17,000 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015

(11)
Includes 30,000 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015. William Ericson is a general partner with Mohr Davidow Ventures and may be deemed to indirectly beneficially own the shares affiliated with Mohr Davidow Ventures. Mr. Ericson disclaims beneficial ownership thereof except to the extent of his respective proportionate pecuniary interest in such shares.

(12)
Represents 30,000 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.

(13)
Represents 16,000 shares held by Ivan Lieberburg and Janice Kirsch as Community Property with Right of Survivorship, over which Mr. Lieberburg shares voting and dispositive power, 81,000 shares held directly by Mr. Lieberburg and 78,000 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.

(14)
Represents 216,000 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.

(15)
Represents 783,284 shares held by our current directors and executive officers, 2,768,414 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015 and 4,584,014 shares held by entities affiliated with certain of our directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the U.S. Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

ADDITIONAL INFORMATION

Householding of Proxy Materials

        The SEC has adopted rules known as "householding" that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

        If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company's Corporate Secretary by telephone at 510-450-3500 or by mail at 1900 Powell Street, Suite 750 Emeryville, California 94608.

        If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

        Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Annual Reports

        This proxy statement is accompanied by our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, or the Form 10-K. The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC's website at www.sec.gov and on our website at www.adamaspharma.com. In addition, upon written request to the Company's Corporate Secretary at 1900 Powell Street, Suite 750, Emeryville, California 94608, we will mail to you free of charge a paper copy of our Form 10-K, including the financial statements and the financial statement schedules.

Other Matters

        As of the date of this proxy statement, our Board of Directors knows of no other matters that will be presented for consideration at the 2015Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2015 Annual Meeting, then proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors:
Grace U. Shin Corporate Secretary
Emeryville, California March 30, 2015

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ADAMAS PHARMACEUTICALS, INC. 1900 POWELL STREET, SUITE 750 EMERYVILLE, CA 94608 M87684-P62253 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ADAMAS PHARMACEUTICALS, INC. For All Except Withhold All For All The Board of Directors recommends you vote FOR the following Class I Directors: ! ! ! 1. Election of Directors Nominees: 01) William Ericson 02) Martha Demski 03) Ivan Lieberburg MD Ph.D Against For Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. To ratify the selection of PricewaterhouseCoopers, LLC as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015. NOTE: To transact such other business as may properly come before the 2015 Annual Meeting or any adjournment or postponement thereof. ! For address change/comments, mark here. (see reverse for instructions) ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report to Stockholders (with Form 10-K) are available at www.proxyvote.com. M87685-P62253 ADAMAS PHARMACEUTICALS, INC. ANNUAL MEETING OF STOCKHOLDERS May 14, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholders hereby appoint Gregory Went, William Dawson and Grace Shin, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ADAMAS PHARMACEUTICALS, INC., that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Pacific Time, on May 14, 2015 at the Hilton Garden Inn, 1800 Powell Street, Emeryville, CA 94608 and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side